EXHIBIT INDEX

Exhibit 1.3:      Resolution of Board of Directors

Exhibit 9:        Opinion of Counsel

Exhibit 10:       Independent Auditors Consent

Exhibit 13:       Copy of schedule for computation

Exhibit 15:       Power of Attorney